SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MY SIZE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MY SIZE, INC.

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

Meeting to be held on August 10, 2020, at 10 a.m. (local time)

At the Offices of Barnea Jaffa Lande & Co Law Offices, 58 HaRakevet St., Tel Aviv 6777016, Israel

MY SIZE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 10, 2020

An annual meeting (the “Annual Meeting”) of stockholders of My Size, Inc. (the “Company”) will be held on August 10, 2020, at the offices of Barnea Jaffa Lande & Co Law Offices, 58 HaRakevet St., Tel Aviv 6777016, Israel at 10 a.m. (local time), to consider the following proposals:

1.	Election of four directors to serve on the Company’s board of directors until the 2021 annual meeting of stockholders or until their successors are elected and qualified;

2.	Approval of an amendment to the My Size, Inc. 2017 Equity Incentive Plan (“2017 Plan”) to increase the reservation of common stock for issuance thereunder to 1,450,000 shares from 200,000 shares.

3.	To approve, on an advisory basis, the company’s executive compensation.

4.	To ratify the appointment of Somekh Chaikin as our independent public accountant for the fiscal year ending December 31, 2020; and

5.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTES AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your board of directors recommends a vote “FOR” Proposals 1, 2, 3, and 4. The Company intends to mail the Proxy Statement and Proxy Card enclosed with this notice on or about June 17, 2020 to all stockholders entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on June 12, 2020 (the “Record Date”) will be entitled to attend and vote at the meeting. A list of all stockholders entitled to vote at the Annual Meeting will be available at the principal office of the Company during usual business hours, for examination by any stockholder for any purpose germane to the Annual Meeting for 10 days prior to the date thereof. Stockholders are cordially invited to attend the Annual Meeting. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed Proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

If you have any questions or need assistance voting your shares, please call Kingsdale Advisors at:

Strategic Shareholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, NY 10151

North American Toll Free Phone:

1-855-683-3113

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: 416-867-2272

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on August 10, 2020. The Proxy Statement is available at: https://ir.mysizeid.com/general-meetings/.

By Order of the Board of Directors

/s/ Ronen Luzon
Ronen Luzon
Member of the Board of Directors June 15, 2020

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

i

My Size, Inc.

3 Arava St., pob 1026

Airport City, Israel, 7010000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

August 10, 2020

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of My Size, Inc. (“My Size”, the “Company”, “we”, “us”, or “our”) to be voted at the Annual Meeting of stockholders (“Annual Meeting”) which will be held on August 10, 2020 at the offices of the Company’s legal counsel, Barnea Jaffa Lande & Co Law Offices, at 58 HaRakevet St., Tel Aviv 6777016, Israel at 10.00 a.m. (local time), and at any postponements or adjournments thereof. The proxy materials will be mailed to stockholders on or about June 17, 2020.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Annual Meeting and voting the shares of stock in person, or by delivering to the Secretary of the Company at the principal office of the Company prior to the Annual Meeting a written notice of revocation or a later-dated, properly executed proxy. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company which will bear all costs associated with the mailing of this proxy statement and the solicitation of proxies. In addition, we have retained Kingsdale Advisors (“Kingsdale”) to assist in the solicitation of proxies for a fee of $10,000 plus telephone solicitation fees and reimbursement of other expenses.

If you have any questions or require any assistance with completing your proxy, please contact Kingsdale by telephone (toll-free within North America) at 1-855-683-3113 or (call collect outside North America) at 416-867-2272 or by email at contactus@kingsdaleadvisors.com.

RECORD DATE

Stockholders of record at the close of business on June 12, 2020 (the “Record Date”), will be entitled to receive notice of, attend and vote at the meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

The Company has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Annual Meeting. These materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision.

What is included in these materials?

These materials include:

●	this Proxy Statement for the Annual Meeting;

●	the Proxy Card or vote instruction form for the Annual Meeting; and

●	the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

What is the Proxy Card?

The Proxy Card enables you to appoint Ronen Luzon, our Chief Executive Officer, and Or Kles, our Chief Financial Officer, as your representative at the Annual Meeting. By completing and returning a Proxy Card, you are authorizing each of Mr. Luzon and Mr. Kles, to vote your shares at the Annual Meeting in accordance with your instructions on the Proxy Card. This way, your shares will be voted whether or not you attend the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including (i) election of four directors to serve on the Company’s board of directors until the 2021 annual meeting of stockholders or until their successors are elected and qualified; (ii) approval of an amendment to the 2017 Plan to increase the reservation of common stock for issuance thereunder to 1,450,000 shares from 200,000 shares; (iii) the approval, on an advisory basis, of the company’s executive compensation; and (iv) ratification of the appointment of Somekh Chaikin as our independent public accountant for the fiscal year ending December 31, 2020.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of one third of the number of shares of common stock issued and outstanding on the Record Date will constitute a quorum permitting the meeting to conduct its business. As of the Record Date, there were 7,146,155 shares of the Company’s common stock issued and outstanding, each share entitled to one vote at the meeting. Thus, the presence of the holders of 2,382,052 shares of common stock will be required to establish a quorum. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

Stockholder of Record

If on June 12, 2020, your shares were registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered a stockholder of record with respect to those shares, and the Notice of Annual Meeting and Proxy Statement was sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares by returning the Proxy Card to us. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return a Proxy Card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name (non-Israeli brokerage firm, bank, broker-dealer, or other nominee holders)

If on the Record Date, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the Notice of Annual Meeting and Proxy Statement was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from the organization.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

●	By Internet. You may submit your proxy from any location in the world by following the internet voting instructions on the proxy card accompanying the proxy statement;

●	By Email. You may submit your proxy by email by following the voting instructions on the proxy card accompanying the proxy statement;

●	By Mail. You may vote by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided; or

●	In Person. You may attend and vote at the Annual Meeting. The Company will give you a ballot when you arrive.

Beneficial Owners of Shares Held in Street Name. If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For,” “Withhold” and broker non-votes and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes.

What is a broker non-vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the board of directors. If a stockholder does not give timely customer direction to its broker or nominee with respect to a “non-routine” matter, the shares represented thereby (“broker non-votes”) cannot be voted by the broker or nominee, but will be counted in determining whether there is a quorum. Of the proposals described in this Proxy Statement, Proposals 1, 2, and 3 are considered “non-routine” matters. Proposal 4 is considered a “routine” matter.

What is an abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, but cannot vote on non-routine matters.

What is the required vote for each proposal?

Proposal 1: The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. The proxies cannot be voted for a greater number of persons than four.

Proposal 2: The affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon will be required for approval of Proposal 2. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on this proposal because they are not “entitled to vote” on the matter.

Proposal 3: The affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon will be required for approval of Proposal 3. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on this proposal because they are not “entitled to vote” on the matter. The vote on executive compensation is advisory, and therefore not binding; however, our compensation committee will consider the outcome of the vote when considering future executive compensation arrangements.

Proposal 4: The affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon will be required for approval of Proposal 4. Stockholder ratification of the selection of Somekh Chaikin as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 is not required by our Bylaws or other applicable legal requirement; however, our board is submitting the selection of Somekh Chaikin to stockholders for ratification as a matter of good corporate practice. In the event that the stockholders do not approve the selection of Somekh Chaikin, the audit committee will reconsider the appointment of the independent registered accounting firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Because this proposal is considered a “routine” matter under applicable stock exchange rules, we do not expect to receive any broker non-votes on this proposal.

What are the board’s recommendations?

The board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the board recommends a vote:

●	“FOR” the election of all four board nominees as directors;

●	“FOR” an amendment to the 2017 Plan to increase the reservation of common stock for issuance thereunder to 1,450,000 shares from 200,000 shares;

●	“FOR” approval, on an advisory basis, of the company’s executive compensation; and

●	“FOR” ratification of the appointment of Somekh Chaikin as our independent public accountant for the fiscal year ending December 31, 2020.

With respect to any other matter that properly comes before the meeting, the proxy holder will vote as recommended by the board of directors or, if no recommendation is given, in his own discretion.

Dissenters’ Right of Appraisal

Holders of shares of our common stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with this solicitation.

How are Proxy materials delivered to households?

Only one copy of this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or who otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of this Proxy Statement upon such request. If you share an address with at least one other stockholder, currently receive one copy of our Proxy Statement at your residence, and would like to receive a separate copy of our Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to My Size, Inc., 4 Hayarden St., POB 1026, Airport City, Israel, 7010000, Attention: Corporate Secretary or by calling us at +972 3 600 9030.

When are Stockholder Proposals Due for the 2021 Annual Meeting?

Shareholders who wish to present proposals for inclusion in our proxy materials for the 2021 annual meeting of stockholders (the “2021 Annual Meeting”) may do so by following the procedures prescribed in Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. To be eligible, the stockholder proposals must be received by our corporate secretary on or before February 17, 2021. Although the board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Our bylaws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of shareholders, but which are not included in our proxy statement for that meeting. Any appropriate proposal submitted by a stockholder and intended to be presented at the 2021 Annual Meeting must be submitted in writing to the Company’s Secretary at 4 Hayarden St., POB 1026, Airport City, Israel 7010000 and received no earlier than April 12, 2021, 2021 and no later than May 12, 2021. However, if the date of the 2021 Annual Meeting is convened more than 30 days before, or delayed by more than 60 days after, August 10, 2021, to be considered at our 2021 Annual Meeting, a stockholder proposal must be submitted in writing to the Company’s Secretary at 4 Hayarden St., POB 1026, Airport City, Israel 7010000 a stockholder proposal must be submitted in writing to the Company’s Secretary at 4 Hayarden St., pob 1026, Airport City, Israel 7010000 and received no earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

ACTIONS TO BE TAKEN AT THE MEETING

PROPOSAL NO. 1

ELECTION OF FOUR DIRECTORS TO SERVE ON THE COMPANY’S BOARD UNTIL THE 2021 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED

At this Annual Meeting, four (4) persons, comprising the entire membership of the board of directors, are to be elected. Each elected director will serve until the Company’s next annual meeting of stockholders and until a successor is elected and qualified. All of the nominees currently serve on the board of directors.

All nominees have consented to serve if elected. We expect that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, such proxy will be voted for the election of another nominee to be designated by the board to fill any such vacancy.

The term of office of each person elected as a director will continue until the next annual meeting or until his successor has been elected and qualified, or until the director’s death, resignation or removal.

Biographical and certain other information concerning the Company’s nominees for election to the board of directors is set forth below. Except as indicated below, none of our directors is a director in any other reporting companies. We are not aware of any proceedings to which any of our directors, or any associate of any such director is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

NOMINEES FOR DIRECTOR

Name of Nominee	Age
Ronen Luzon	49
Arik Kaufman*	39
Oren Elmaliah*	36
Oron Branitzky*	62

*	Independent as that term is defined by the rules of the Nasdaq Stock Market.

Nominees’ Biographies

Ronen Luzon — Founder, Director & Chief Executive Officer

Ronen Luzon has served as our Chief Executive Officer and a member of our board of directors since September 2013. Since 2006, Mr. Luzon has additionally served as Chief Executive Officer and founder of Malers Ltd., a company in the global security solutions market which provides technological solutions for integrated communication infrastructures, security and control systems. Prior to Malers, he held several senior marketing, sales management and professional services positions in a variety of international high tech companies including VP marketing of GA Tech and Professional Services Manager of Eldat Communication. Mr. Luzon graduated from Middlesex University in London with a B.S. in IT and Business Information Systems. We believe that Mr. Luzon is qualified to serve as a member of our board of directors because of his more than 20 years of experience in the technology sector.

Arik Kaufman – Director

Arik Kaufman has served as a member of our board of directors since June 2017. Mr. Kaufman is an attorney specializing in the fields of commercial law, corporate law and capital markets and since 2016 runs his own law office in Israel. He has vast experience in the fields of financial reporting and financial regulation. Since September 2017, Mr. Kaufman serves as VP Business Development of Mor Research Applications and since November 2016 he has served as General Legal Counsel of Mor Research Applications. From December 2008 until March 2016, Mr. Kaufman was an attorney at Victor Tshuva and Co. Mr. Kaufman interned at Baratz, Horn and Co. Previously, Mr. Kaufman served as Call Center Shift Manager/Oracle CRM Implementation Team at Comverse Technology, Inc. Since February 2018, Mr. Kaufman has served as a director of Ophectra Real Estate & Investments Ltd and, since January 2018, Mr. Kaufman has served as an external director of TechnoPlus Ventures. In addition, since May 2016 he serves as a director of BGI Investments 1961 Ltd. Mr. Kaufman holds an LLB in Law from the Interdisciplinary Center, Herzliya, and is admitted to the Israeli Bar. We believe that Mr. Kaufman is qualified to serve as a member of our board of directors based upon his experience of assisting with the completion of numerous venture capital financings, mergers, acquisitions, and strategic relationships. In addition, he has served as a member of the board of various publicly traded companies, including companies that operate

Oren Elmaliah – Director

Oren Elmaliah, has served as a member of our board of directors since May 2017.  In September 2015, Oren Elmaliah founded Accounting Team IL and has acted as Account Manager since then. Accounting Team IL is a financial consultancy and service provider to public companies traded in Israel and abroad. Since February 2017, Mr. Elmaliah has served as controller of BioBlast Pharma, and since January 2017 he has served as Chief Financial Officer of Presstek Israel. In addition, since September 2015, Mr. Elmaliah has served as an Israel Authorities Reporting Officer of LG Electronics Israel and since September 2015 he has served as Local Financial Report Consultant of Chiasma. From July 2011 until August 2015, Mr. Elmaliah served as CPA, Financial Director of CFO Director Ltd and from June 2010 until July 2011 he served as Risk Management Consultant of RSM International Limited. Mr. Elmaliah holds a B.A in Accounting/Economics and a Msc. in Finance/Accounting from Tel Aviv University, Israel. He is a licensed Certified Public Accountant in Israel. We believe that Mr. Elmaliah is qualified to serve as a member of our board of directors because of his vast finance experience and public company management and administration in the fields of finance, accounting, and financial regulation.

Oron Branitzky – Director

Oron Branitzky has served as a member of our board of directors since March 2017. Mr. Barnitzky has vast experience in retail technology. Since November 2017, Mr. Branitzky has served as Global Retail Business Development at Superup, and from January 2007 until December 2014 he served as Vice President of Sales and Marketing at Pricer AB. Prior to that, Mr. Branitzky has served as VP Marketing and Sales at Eldat Communication and Sarin Technologies Ltd. Since January 2015, Mr. Branitzky has served as chairman of the board of directors of WiseShelf Ltd. and from May 2015 until March 2016, Mr. Branitzky served as an advisory board member of ciValue. Mr. Branitzky received a B.S. from the Hebrew University of Jerusalem and an MBA in International Marketing from Tel Aviv University. We believe that Mr. Branitzky is qualified to serve as a member of our board of directors because of his more than 20 years of experience in managing the sales of hi-tech solutions to retailers across the globe.

Family Relationships

Ronen Luzon, the Chief Executive Officer and a member of our board of directors, and Billy Pardo, the Chief Product Officer and Chief Operating Officer, are husband and wife. There are no other family relationships among any of our current or former directors or executive officers.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Board Meetings

The board met on 11 occasions during the fiscal year ended December 31, 2019. Each of the members of the board attended at least 75% of the meetings held by the board during the time such directors served as a member of the board. One of our directors attended our 2019 annual meeting of stockholders, either in person or telephonically.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we strongly encourage our directors to attend.

Committees of the Board

Audit Committee

Our audit committee, is comprised of Oron Branitzky, Oren Elmaliah and Arik Kaufman. Mr. Elmaliah serves as chairman of the audit committee. The audit committee is responsible for retaining and overseeing our independent registered public accounting firm, approving the services performed by our independent registered public accounting firm and reviewing our annual financial statements, accounting policies and our system of internal controls. The audit committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the audit committee’s composition and meetings. The audit committee charter is available on our website www.mysizeid.com.

The board of directors has determined that each member of the audit committee is “independent,” as that term is defined by applicable SEC rules. In addition, the board of directors has determined that each member of the audit committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market.

The board of directors has determined that Oren Elmaliah is an “audit committee financial expert” serving on its audit committee as the SEC has defined that term in Item 407 of Regulation S-K.

The audit committee met on 7 occasions during the fiscal year ended December 31, 2019. Each of the members of the audit committee attended at least 75% of the meetings held by the audit committee during the time such directors served as a member of the committee.

Compensation Committee

Our compensation committee consists of Oron Branitzky, Oren Elmaliah and Arik Kaufman. Mr. Branitzky serves as chairman of the compensation committee.

The compensation committee’s roles and responsibilities include making recommendations to the board of directors regarding the compensation for our executives, the role and performance of our executive officers, and appropriate compensation levels for our CEO, which are determined without the CEO present, and other executives. Our compensation committee also administers our 2017 Equity Incentive Plan and our 2017 Consultant Equity Incentive Plan. The compensation committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the compensation committee’s composition and meetings. The compensation committee charter is available on our website www.mysizeid.com.

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions.  Our compensation committee reviews and approves corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluates the performance of our Chief Executive Officer in light of those goals and objectives and determines and approves the compensation of our Chief Executive Officer based on such evaluation. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives.  Our compensation committee has the sole authority to determine our Chief Executive Officer’s compensation.  In addition, our compensation committee, in consultation with our Chief Executive Officer, reviews and approves all compensation for other officers, including the directors.  Our Chief Executive Officer and Chief Financial Officer also make compensation recommendations for our other executive officers and initially propose the performance objectives to the compensation committee.

The compensation committee is authorized to retain the services of one or more executive compensation and benefits consultants or other outside experts or advisors as it sees fit, in connection with the establishment of our compensation programs and related policies.

Our board of directors has determined that all of the members of the compensation committee are “independent” as that term is defined by the rules of the Nasdaq Stock Market.

The compensation committee met on 3 occasions during the fiscal year ended December 31, 2019. Each of the members of the compensation committee attended at least 75% of the meetings held by the compensation committee during the time such directors served as a member of the committee.

Nominating and Governance Committee

The members of the nominating and corporate governance committee are Oron Branitzky, Oren Elmaliah and Arik Kaufman. Mr. Kaufman serves as chairman of the corporate governance and nominations committee. The nominating and corporate governance committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the nominating and corporate governance committee’s composition and meetings. The nominating and corporate governance committee charter is available on our website www.mysizeid.com.

The nominating and corporate governance committee develops, recommends and oversees implementation of corporate governance principles for us and considers recommendations for director nominees. The nominating and corporate governance committee also considers stockholder recommendations for director nominees that are properly received in accordance with applicable rules and regulations of the SEC. Our stockholders that wish to nominate a director for election to the board of directors should follow the procedures set forth in our bylaws. See “When are Stockholder Proposals Due for the 2021 Annual Meeting?”

The nominating and corporate governance committee will consider persons identified by its members, management, stockholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

●	should be accomplished in his or her field and have a reputation, both personal and professional, that is consistent with our image and reputation;

●	should have relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise; and

●	should be of high moral and ethical character and would be willing to apply sound, objective and independent business judgment, and to assume broad fiduciary responsibility.

The nominating and corporate governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board of directors members. The nominating and corporate governance committee will not distinguish among nominees recommended by stockholders and other persons.

Our board of directors has determined that all of the members of the nominating and corporate governance committee are “independent” as that term is defined by the rules of the Nasdaq Stock Market.

The nominating and governance committee met on 1 occasion during the fiscal year ended December 31, 2019.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, a Form 4 was filed late by Ilia Turchinsky.

Stockholder Communications with the Board of Directors

Historically, we have not provided a formal process related to stockholder communications with the board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders or other interested parties may communicate with any director by writing to them at My Size, Inc., 4 Hayarden St., POB 1026, Airport City, Israel, 7010000, Attention: Corporate Secretary.

Code of Conduct and Ethics

We have a Code of Business Conduct and Ethics that applies to all our employees. The text of the Code of Business Conduct and Ethics is publicly available on our website at www.mysizeid.com. Information contained on, or that can be accessed through, our website does not constitute a part of this report and is not incorporated by reference herein. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be posted on the “Investors-Corporate Governance” section of our website at www.mysizeid.com or will be included in a Current Report on Form 8-K, which we will file within four business days following the date of the amendment or waiver.

Board Leadership Structure and Role in Risk Oversight

Although we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer, we historically have a different person serving in each such role – until recently, Mr. Walles was our Chairman and Mr. Luzon is our Chief Executive Officer. The position of Chairman is currently vacant. The decision whether to combine or separate these positions depends on what our board deems to be in the long term interest of stockholders in light of prevailing circumstances. The separation of duties provides strong leadership for the board while allowing the Chief Executive Officer to be the leader of the Company, focusing on its customers, employees, and operations. Our board of directors believes the Company is well-served by this flexible leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis.

Anti-hedging Policy

Our insider trading policy prohibits directors, officers and other employees or contractors from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock at any time.

Director Compensation

The following table sets forth compensation information for our non-employee directors for the year ended December 31, 2019.

Name	Fees earned or paid in cash ($)(1)	Option awards ($)(2)	Total ($)
Oren Elmaliah	15,448	11,379	26,827
Oron Branitzky	15,083	11,379	26,462
Arik Kaufman	14,713	11,379	26,092

(1)	Fees for the years 2019 are based on average US$/NIS representative exchange rates of NIS 3.6.

(2)	Amounts in this column represent the grant date fair value of options granted to the non-employee directors during 2018, computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the non-employee directors. The assumptions made in valuing the options reported in this column are discussed in Note 10 to our financial statements for the year ended December 31, 2019.

We compensate our non-employee directors for their service as a member of our board. Mr. Luzon receives no separate compensation for board service. Mr. Luzon’s compensation is set forth below in the Summary Compensation Table.

Each non-employee director is entitled to receive a per meeting fee of $286. Non-employee directors are also reimbursed for their travel and reasonable out-of-pocket expenses incurred in connection with attending board and committee meetings, to the extent that attendance is required by the board or the committee(s) on which that director serves.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE FOUR NOMINEES NAMED ABOVE, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE MY SIZE, INC. 2017 EQUITY INCENTIVE PLAN TO INCREASE THE RESERVATION OF COMMON STOCK FOR ISSUANCE THEREUNDER TO 1,450,000 shares from 200,000 shares

Our 2017 Plan was approved by our board of directors and by our stockholders and went into effect as of March 21, 2017. On July 3, 2018, our stockholders voted to increase the reservation of common stock for issuance under our 2017 Plan to 200,000 shares from 133,334 shares.

On May 31, 2020, our compensation committee resolved to increase the number of shares available for issuance under the 2017 Plan by 1,250,000 to 1,450,000 shares from 200,000 shares, subject to stockholder approval of the amendment to the 2017 Plan and to decrease the numbers of shares available for issuance under the 2017 Consultant Incentive Plan by 250,000 to 216,667 shares from 466,667 shares, subject to stockholder approval of the amendment to the 2017 Plan.

Our board of directors deems it advisable and in the best interest of the Company to increase the number of shares available for issuance under the 2017 Plan by 1,250,000 to 1,450,000 shares from 200,000 shares to attract and retain key personnel and to provide a means for directors, officers, managers and employees to acquire and maintain an interest in the Company, which interest may be measured by reference to the value of its common stock.

Reasons for the Proposed Plan Amendment

The purpose of this increase is to continue to be able to attract and retain key personnel and to provide a means for directors, officers, managers and employees to acquire and maintain an interest in the Company, and the additional shares of common stock to be reserved for issuance under the 2017 Plan will enable us to continue to grant equity awards to our current and future directors, officers, managers and employees at levels determined by our board of directors that the board deems are necessary to attract and motivate such individuals who are or will be critical to our success in achieving our business objectives and thereby creating greater value for all our stockholders. Furthermore, we believe that equity compensation aligns the interests of our directors, officers, managers and employees with the interests of our other stockholders. Equity awards are a key component of our incentive compensation program. We believe that option grants have been critical in attracting and retaining directors, officers, managers and employees and aligning their interests with those of our stockholders. Approval of the amendment to the 2017 Plan will permit us to continue to use stock-based compensation to align directors’, officers’, managers’ and employees’ interests with those of our stockholders.

Description of Our 2017 Plan

Set forth below is a summary of the 2017 Plan, but this summary is qualified in its entirety by reference to the full text of the 2017 Plan, a copy of which is attached to this proxy statement as Appendix A and is incorporated herein by reference. Please see Appendix A for more detailed information.

Shares Available

The 2017 Plan currently authorizes the issuance of 200,000 shares of common stock. As of the Record Date, awards covering an aggregate of 143,682 shares were issued and outstanding of an aggregate of 143,682 shares granted under the 2017 Plan and 56,318 shares were available for future awards under the 2017 Plan.

If an award is forfeited, canceled, or if any option terminates, expires or lapses without being exercised, the common stock subject to such award will again be made available for future grant. However, shares that are used to pay the exercise price of an option or that are withheld to satisfy the participant’s tax withholding obligation will not be available for re-grant under the 2017 Plan.

If there is any change in the Company’s corporate capitalization or structure, the 2017 Plan Committee (as defined below) in its sole discretion may make substitutions or adjustments to the number of shares of common stock reserved for issuance under the 2017 Plan, the number of shares covered by awards then outstanding under the 2017 Plan, the limitations on awards under the 2017 Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

The 2017 Plan will have a term of ten years and no further awards may be granted under the 2017 Plan after that date.

Administration

The Company’s compensation committee (the “2017 Plan Committee”) administers the 2017 Plan. The 2017 Plan Committee has the authority, without limitation to (i) to designate participants to receive awards, (ii) determine the types of awards to be granted to participants, (iii) determine the number of shares of common stock to be covered by awards, (iv) determine the terms and conditions of any awards granted under the 2017 Plan, (v) determine to what extent and under what circumstances awards may be settled in cash, shares of common stock, other securities, other awards or other property, or canceled, forfeited or suspended, (vi) determine whether, to what extent, and under what circumstances the delivery of cash, common stock, other securities, other awards or other property and other amounts payable with respect to an award shall be made; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in the 2017 Plan and any instrument or agreement relating to, or award granted under, the 2017 Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the 2017 Plan Committee shall deem appropriate for the proper administration of the 2017 Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards; (x) reprice existing awards or to grant awards in connection with or in consideration of the cancellation of an outstanding award with a higher price; and (xi) make any other determination and take any other action that the 2017 Plan Committee deems necessary or desirable for the administration of the 2017 Plan. The 2017 Plan Committee has full discretion to administer and interpret the 2017 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility

Employees, directors and officers of the Company or their affiliates are eligible to participate in the 2017 Plan. The 2017 Plan Committee has the sole and complete authority to determine who will be granted an award under the 2017 Plan; however, it may delegate such authority to one or more officers of the Company under the circumstances set forth in the 2017 Plan.

Awards Available for Grant

The Committee may grant awards of non-qualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Notwithstanding, the Committee may not grant to any one person in any one calendar year awards (i) for more than 50% of the available shares in the aggregate or (ii) payable in cash in an amount exceeding $10,000,000 in the aggregate.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2017 Plan and the disposition of shares acquired pursuant to the exercise of such awards. This summary is intended to reflect the current provisions of the Code and the regulations thereunder. However, this summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Pursuant to Section 15(e) of the 2017 Plan, the 2017 Plan Committee may, in its sole discretion, amend the terms of the 2017 Plan or outstanding awards (or establish a sub-plan) with respect to such participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for such participants or the Company. The Company operates in Israel, and the applicable tax consequences for participants may be Israeli tax consequences.

Options

There are a number of requirements that must be met for a particular option to be treated as an incentive stock option. One such requirement is that common stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of its exercise. Holders of incentive stock option will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the date of grant value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. Such income will be subject to income tax withholdings, and the participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock

A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any. Such income will be subject to income tax withholdings, and the participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. If the participant made an election under Section 83(b) of the Code, the participant will recognize ordinary compensation income at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any, and any subsequent appreciation in the value of the shares will be treated as a capital gain upon sale of the shares. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act. The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units

A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will recognize ordinary compensation income equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. Such income will be subject to income tax withholdings, and the participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct the amount of taxable compensation recognized by the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs

No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. Such income will be subject to income tax withholdings, and the participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Bonus Awards

A participant will recognize ordinary compensation income equal to the difference between the fair market value of the shares on the date the shares of common stock subject to the award are transferred to the participant over the amount the participant paid for such shares, if any, and any subsequent appreciation in the value of the shares will be treated as a capital gain upon sale of the shares. The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m)

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person paid to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement/prospectus as a result of their total compensation, subject to certain exceptions. The 2017 Plan is intended to satisfy an exception with respect to grants of options to covered employees.

New Plan Benefits

The following table shows information regarding the awards made on May 31, 2020 under the 2017 Plan as amended hereby (the “Contingent Awards”). The effectiveness of the Contingent Awards was expressly made subject to stockholder approval of the amendment to the 2017 Plan at the Annual Meeting.

Name	Title	Number of Shares Underlying Options (1)
Ronen Luzon	Chief Executive Officer	240,000	(2)
Or Kles	Chief Financial Officer	130,000	(3)
Billy Pardo	Chief Operating Officer and Chief Product Officer	130,000	(3)

All current executive officers as a group		555,000	(4)
All current directors who are not executive officers as a group		90,000	(5)
All employees, including current officers who are not executive officers, as a group		272,000	(3)

(1)	Each option has an exercise price of $1.04 per share.

(2)	With respect to (1) options to purchase 80,000 shares, such options vest (i) upon the Company generating revenue of at least $50,000 in the Russian Federation during the year ending 2020, or (ii) upon the Company generating revenue of at least $500,000 in the Russian Federation during the year ending 2021, and (2) options to purchase the remaining 160,000 shares, one quarter vest on November 26, 2020, one quarter vest on May 26, 2021, one quarter vest on November 26, 2021 and one quarter vest on May 26, 2022.

(3)	One quarter of such options vest on November 26, 2020, one quarter vest on May 26, 2021, one quarter vest on November 26, 2021 and one quarter vest on May 26, 2022.

(4)	With respect to (1) options to purchase 80,000 shares, such options vest (i) upon the Company generating revenue of at least $50,000 in the Russian Federation during the year ending 2020, or (ii) upon the Company generating revenue of at least $500,000 in the Russian Federation during the year ending 2021, and (2) options to purchase the remaining 475,000 shares, one quarter vest on November 26, 2020, one quarter vest on May 26, 2021, one quarter vest on November 26, 2021 and one quarter vest on May 26, 2022.

(5)	Such options vest in full on November 26, 2020.

Except as set forth in the table above, the amounts of future grants under the 2017 Plan are not determinable as awards under the 2017 Plan will be granted at the sole discretion of the compensation committee, the board or other delegated persons, and we cannot determine at this time either the persons who will receive awards, which may include the persons listed in the table above, under the 2017 Plan or the amount or types of any such awards.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans and individual compensation arrangements as of December 31, 2019:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	198,343	14.44	315,928
Equity compensation plans not approved by security holders	76,667	51.7	-
Total	275,010	26.1	315,928

Interests of Directors or Officers

The Company’s directors grants awards under the 2017 Plan to themselves as well as to the Company’s officers and other employees.

Required Vote

The affirmative vote of a majority of the votes cast by holders of Voting Stock present in person or represented by proxy and entitled to vote thereon at the Annual Meeting is required to approve the increase in reserve under the 2017 Plan.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2017 EQUITY INCENTIVE PLAN TO INCREASE THE RESERVATION OF COMMON STOCK FOR ISSUANCE THEREUNDER TO 1,450,000 shares from 200,000 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of June 12, 2020 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Beneficial Owner(1)	Shares of Common Stock Beneficially Owned		Percentage(2)
5% Holder:
Shoshana Zigdon	233,334		3.3%
Executive officers and directors:
Ronen Luzon	182,619	(3)	2.5%
Or Kles	13,000	(4)	*
Billy Pardo	182,619	(5)	2.5%
Ilia Turchinsky	2,782	(6)	*
Arik Kaufman	2,334	(7)	*
Oren Elmaliah	2,334	(8)	*
Oron Branitzky	2,334	(9)	*
All Executive Officers and Directors as a Group (7 persons)	205,403		5.7%

*	Less than 1%

(1)	The address of each person is c/o My Size, Inc., 3 Arava St., POB 1026, Airport City, Israel 7010000 unless otherwise indicated herein.

(2)	The calculation in this column is based upon 7,146,155 shares of common stock outstanding on June 12, 2020. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or exercisable within 60 days of June 12, 2020 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)	Consists of (i) 117,064 shares of common stock, (ii) options to purchase up to 38,890 shares of our common stock, and (iii) options to purchase up to 26,665 shares of our common stock which are held by Billy Pardo, Ronen Luzon’s spouse. Mr. Luzon may be deemed to beneficially hold the securities of us held by Ms. Pardo.

(4)	Consists of options to purchase 13,000 shares of our common stock.

(5)	Consists of (i) options to purchase up to 26,665 shares of the Company’s common stock, (ii) 117,064 shares of common stock which are held by Ronen Luzon, Billy Pardo’s spouse, and (iii) options to purchase up to 38,890 shares of our common stock which are held by Ronen Luzon, Billy Pardo’s spouse. Ms. Pardo may be deemed to beneficially hold the securities of the Company held by Mr. Luzon.

(6)	Consists of options to purchase up to 2,782 shares of our common stock.

(7)	Consists of options to purchase up to 2,334 shares of our common stock.

(8)	Consists of options to purchase up to 2,334 shares of our common stock.

(9)	Consists of options to purchase up to 2,334 shares of our common stock.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth certain information about our executive officers:

Name	Age	Position
Ronen Luzon	49	Chief Executive Officer and Director
Or Kles	37	Chief Financial Officer
Billy Pardo	44	Chief Operating Officer and Chief Product Officer
Ilia Turchinsky	32	Chief Technology Officer

Ronen Luzon — Founder, Director & Chief Executive Officer

Mr. Luzon’s biography is listed under Proposal 1—Election of Directors.

Or Kles — Chief Financial Officer

Or Kles has served as our Chief Financial Officer since May 2016. He is a certified public accountant with a broad, diverse financial background. From May 2013 until April 2016 he served as Assistant Controller of Shikun and Binui-Solel Boneh Infrastructure Ltd. and from December 2010 until May 2013 he served as an Associate at KPMG. Mr. Kles holds an MBA and a B.A. in Business Management and Accounting (specializing in financing) from The College of Management Academic Studies. Mr. Kles is a certified public accountant in Israel.

Billy Pardo — Chief Operating Officer and Chief Product Officer

Billy Pardo has served as our Chief Product Officer since May 2014 and Chief Operating Officer since April 2019. From April 2010 until August 2013, Ms. Pardo served as Senior Director of Product Management of Fourier Education. Among her areas of expertise are launching products from concept to successful delivery in various methodologies, including Fourier Education’s award-winning einstein™ Science Tablet. Prior to that Ms. Pardo served in various product management positions including, Project Manager of Time to Know, Product Marketing Manager of RiT Technologies, Product Manager of Pricer AB and R&D Team Leader at Pricer AB. Ms. Pardo previously served as Software Engineer at Eldat Communication Ltd., and QA Engineer at NICE Systems. Ms. Pardo received an MBA from The Interdisciplinary Center and a B.A. in Computer Science from The Academic College of Tel-Aviv-Yaffo.

Ilia (Eli) Turchinsky — Chief Technology Officer

Ilia Turchinsky has served as our Chief Technology Officer since April 2019 and from July 2018 until April 2019 as our Director of Technology. Prior to joining us, from 2013 until 2018, Mr. Turchinsky served in various roles, most recently Chief Technology Officer, at MonkeyTech Ltd., a company that provides design, development and characterization of mobile applications. Prior to that, Mr. Turchinsky served in various roles including development course instructor at IQLine, was a founder of Arnavsoft and was a software developer for MintLab and a political party. Mr. Turchinsky holds a B.Sc. from the Ben Gurion University in Computer Science and an M.Sc. from the Open University of Israel in Computer Science.

Summary Compensation Table

The following sets forth the compensation paid by us to our named executive officers, during the years ended December 31, 2019 and December 31, 2018.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Eli Walles (3)	2019	49,000	-	-	73,000	122,000
Former Chairman of the Board	2018	117,000	19,000	37,000	56,000	229,000

Ronen Luzon	2019	168,000	-	229,000	123,000	520,000
Chief Executive Officer	2018	145,000	44,000	18,000	73,000	280,000

Or Kles	2019	101,000	-	59,000	47,000	207,000
Chief Financial Officer	2018	89,000	21,000	14,000	36,000	160,000

Billy Pardo	2019	135,000	-	130,000	67,000	332,000
Chief Product Officer	2018	125,000	19,000	18,000	50,000	212,000

(1)	Salary for the years 2019 and 2018 are based on average US$/NIS representative exchange rates of NIS3.6, respectively.

(2)	Amounts in this column represent the grant date fair value of options granted to the named executive officers during 2019 and 2018, computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the named executive officers. The assumptions made in valuing the options reported in this column are discussed in Note 10 to our financial statements for the year ended December 31, 2019.

(3)	Mr. Walles’ employment as our Chairman ceased as of June 1, 2019.

All Other Compensation Table

The “All Other Compensation” amounts set forth in the Summary Compensation Table above consist of the following:

Name	Year	Automobile- Related Expenses ($)	Manager’s Insurance* ($)	Education Fund* ($)	Other social benefits** ($)	Total ($)
Eli Walles	2019	9,000	7,000	4,000	53,000	73,000
	2018	11,000	21,000	11,000	13,000	56,000

Ronen Luzon	2019	29,000	30,000	13,000	51,000	123,000
	2018	24,000	26,000	11,000	12,000	73,000

Or Kles	2019	15,000	15,000	8,000	9,000	47,000
	2018	6,000	13,000	7,000	10,000	36,000

Billy Pardo	2019	15,000	20,000	10,000	22,000	67,000
	2018	2,000	26,000	12,000	10,000	50,000

*	Manager’s insurance and education funds are customary benefits provided to employees based in Israel. Manager’s insurance is a combination of severance savings (in accordance with Israeli law), defined contribution tax-qualified pension savings and disability insurance premiums. An education fund is a savings fund of pre-tax contributions to be used after a specified period of time for educational or other permitted purposes.

**	Other social benefits for 2019 and 2018 for all named individuals includes tax payments in respect of social benefits, and additionally in 2018, for each of Ronen Luzon and Billy Pardo, includes a sum of $5,000 for travel related expenses. Other social benefits for Eli Walles in 2019 includes payment for the balance of vacation days and for advance notice period.

Agreements with Named Executive Officers

Eli Walles

On November 18, 2018, My Size Israel entered into an employment agreement with Eliyahu Walles, or the Walles Employment Agreement, pursuant to which Mr. Walles will serve as our Chairman of the board of directors. Pursuant to the terms of the Walles Employment Agreement, Mr. Walles shall receive NIS 35,000 per month as his base salary and shall be eligible to receive such bonus as determined by us. In addition, Mr. Walles shall be entitled to social benefits and other benefits, including, but not limited to, contributions towards an education fund, pension scheme, manager’s insurance, insurance coverage, including insurance in case of disability, annual vacation days, sick leave and expense reimbursement. Pursuant to the terms of the Walles Employment Agreement and subject to certain conditions, payments made by us to the pension fund or the manager’s insurance fund shall be made in lieu of severance payments due to Mr. Walles. The term of the Walles Employment Agreement shall be effective as of September 1, 2018 and shall continue until such time either party provides written notice to the other party at least 75 days in advance of the termination of such agreement. We may also terminate Mr. Walles’ employment without prior written notice (or payment in lieu of such notice) for Cause (as defined in the Walles Employment Agreement).

On June 2, 2019, Mr. Walles tendered his resignation as Chairman of the board of directors, effective immediately. In connection with Mr. Walles’s resignation, the Company and Mr. Walles agreed to amend his employment agreement and subsequently entered into a Termination Agreement dated as of July 23, 2019. Under the terms of the Termination Agreement, Mr. Walles’s term of employment with us cease as of June 1, 2019, the advance notice period was amended to four months such that Mr. Walles shall be entitled to receive four monthly salaries, and the termination date of all vested options granted to Mr. Walles was extended until June 1, 2020.

Ronen Luzon

On November 18, 2018, My Size Israel, our wholly-owned subsidiary, entered into an employment agreement with Ronen Luzon, or the Luzon Employment Agreement, pursuant to which Mr. Luzon will serve as our Chief Executive Officer. Pursuant to the terms of the Luzon Employment Agreement, Mr. Luzon shall receive NIS 50,000 per month as his base salary and shall be eligible to receive such bonus as determined by us. In addition, Mr. Luzon shall be entitled social benefits and to other benefits, including, but not limited to, contributions towards an education fund, pension scheme, manager’s insurance, insurance coverage, including insurance in case of disability, annual vacation days, sick leave and expense reimbursement. Pursuant to the terms of the Luzon Employment Agreement and subject to certain conditions, payments made by the Company to the pension fund or manager’s insurance fund shall be made in lieu of severance payments due to Mr. Luzon. The term of the Luzon Employment Agreement shall be effective as of September 1, 2018 and shall continue until such time either party provides written notice to the other party at least 75 days in advance of the termination of such agreement. We may also terminate Mr. Luzon’s employment without prior written notice (or payment in lieu of such notice) for Cause (as defined in the Luzon Employment Agreement).

Or Kles

On November 18, 2018, My Size Israel entered into an employment agreement with Or Kles, or the Kles Employment Agreement, pursuant to which Mr. Kles will serve as our Chief Financial Officer. Pursuant to the terms of the Kles Employment Agreement, Mr. Kles shall receive NIS 30,000 per month as his base salary and shall be eligible to receive such bonus as determined by us. In addition, Mr. Kles shall be entitled to social benefits and other benefits, including, but not limited to, contributions towards an education fund, pension scheme, manager’s insurance, insurance coverage, including insurance in case of disability, annual vacation days, sick leave and expense reimbursement. Pursuant to the terms of the Kles Employment Agreement and subject to certain conditions, payments made by us to the pension fund or the manager’s insurance fund shall be made in lieu of severance payments due to Mr. Kles. The term of the Kles Employment Agreement shall be effective as of September 1, 2018 and shall continue until such time either party provides written notice to the other party at least 75 days in advance of the termination of such agreement. We may also terminate Mr. Kles’s employment without prior written notice (or payment in lieu of such notice) for Cause (as defined in the Kles Employment Agreement).

Billy Pardo

On November 18, 2018, My Size Israel entered into an employment agreement with Billy Pardo, or the Pardo Employment Agreement, pursuant to which Ms. Pardo will serve as our Chief Product Officer. Pursuant to the terms of the Pardo Employment Agreement, Ms. Pardo shall receive NIS 40,000 per month as her base salary and shall be eligible to receive such bonus as determined by us. In addition, Ms. Pardo shall be entitled to social benefits and other benefits, including, but not limited to, contributions towards an education fund, pension scheme, manager’s insurance ,insurance coverage, including insurance in case of disability, annual vacation days, sick leave and expense reimbursement. Pursuant to the terms of the Pardo Employment Agreement and subject to certain conditions, payments made by us to the pension fund or the manager’s insurance fund shall be made in lieu of severance payments due to Ms. Pardo. The term of the Pardo Employment Agreement shall be effective as of September 1, 2018 and shall continue until such time either party provides written notice to the other party at least 75 days in advance of the termination of such agreement. We may also terminate Ms. Pardo’s employment without prior written notice (or payment in lieu of such notice) for Cause (as defined in the Pardo Employment Agreement).

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding options held by each of our named executive officers that were outstanding as of December 31, 2019.

	Option Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Eli Walles – Former Chairman of the Board (1)	20,000	(2)	-	$18.15	7/24/2022

Ronen Luzon - Chief Executive Officer	10,000	(2)	-	$18.15	7/24/2022
	17,778	(3)	22,222	$11.40	5/29/2024

Or Kles – Chief Financial Officer	5,667	(4)	-	$18.15	7/24/2022
	4,000	(5)	10,000	$11.40	5/29/2024

Billy Pardo- Chief Product Officer	10,000	(2)	-	$18.15	7/24/2022
	11,000	(6)	11,334	$11.40	5/29/2024

(1)	Mr. Walles’ employment as our Chairman ceased as of June 1, 2019.

(2)	The option has a grant date of July 24, 2017 and vested in full on January 24, 2018.

(3)	The option has a grant date of May 29, 2019. 6,667 options vested immediately upon grant, 11,111 options vested on January 24, 2019, 11,111 options vested on January 24, 2020 and 11,111 options will vest on January 24, 2021.

(4)	The option has a grant date of July 24, 2017. 1,889 options vested immediately upon grant, 1,889 options vested on May 1, 2018 and 1,889 options vested on May 1, 2019.

(5)	The option has a grant date of May 29, 2019. 4,000 options vested immediately upon grant, 3,333 options vested on May 1, 2020, 3,333 options will vest on May 21, 2021 and 3,334 options will vest on May 1, 2022.

(6)	The option has a grant date of May 29, 2019. 5,334 options vested immediately upon grant, 5,666 options vested on January 24, 2019, 5,667 options vested on January 24, 2020 and 5,667 options will vest on January 24, 2021.

PROPOSAL NO. 3

APPROVAL OF COMPENSATION AWARDED TO NAMED EXECUTIVE OFFICERS

As required by the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote with respect to compensation awarded to our named executive officers for the fiscal year ended December 31, 2019. The Company holds an advisory vote on executive compensation once every three years at the annual meeting of stockholders.

Our executive compensation program and compensation paid to our named executive officers are described in the section entitled “Executive Compensation and Other Information.” Our compensation programs are overseen by the compensation committee and reflect our philosophy to pay all of our employees, including our named executive officers, in ways that support our primary business objectives.

The Company is asking its stockholders to indicate their support for the compensation paid to the Company’s named executive officers. This proposal is not intended to address any specific item of compensation, but rather the overall compensation of the company’s named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company is asking its stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC.”

The vote on executive compensation is advisory, and therefore not binding; however, our compensation committee will consider the outcome of the vote when considering future executive compensation arrangements.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 4:

THE BOARD RECOMMENDS A VOTE FOR the advisory approval of the compensation paid to the company’s named executive officers, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules.

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF SOMEKH CHAIKIN AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

The audit committee has appointed Somekh Chaikin, independent public accountant, to audit our financial statements for the fiscal year ending December 31, 2020. The board proposes that the stockholders ratify this appointment. We expect that representatives of Somekh Chaikin will be either physically present or available via phone at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table sets forth the fees billed by Somekh Chaikin for each of our last two fiscal years for the categories of services indicated.

Fee Category	2019	2018
Audit Fees	111,000	95,213
Audit-Related Fees	-	-
Tax Fees	10,500	9,300
All Other Fees	-	10,000
Total Fees	121,500	119,442

Audit Fees: Audit Fees consist of fees billed for professional services performed by Somekh Chaikin for the audit of our annual financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements, including the registration statement for S-1 and S-3.

Tax Fees: Tax Fees may consist of fees for professional services, including tax and VAT consulting and compliance performed by an independent registered public accounting firm.

All Other Fees: All Other Fees for 2018 consist of professional services for a transfer pricing study.

Pre-Approval Policies and Procedures

In accordance with the Sarbanes-Oxley Act of 2002, as amended, our audit committee charter requires the audit committee to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm, including the review and approval in advance of our independent registered public accounting firm’s annual engagement letter and the proposed fees contained therein. The audit committee has the ability to delegate the authority to pre-approve non-audit services to one or more designated members of the audit committee. If such authority is delegated, such delegated members of the audit committee must report to the full audit committee at the next audit committee meeting all items pre-approved by such delegated members. In the fiscal years ended December 31, 2019 and December 31, 2018 all of the services performed by our independent registered public accounting firm were pre-approved by the audit committee.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 4:

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF SOMEKH CHAIKIN AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the Company. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC. The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on these reviews and discussions, the audit committee has recommended to the board that the audited financial statements be included in our Form 10-K for the year ended December 31, 2019.

Oron Branitzky
Oren Elmaliah
Arik Kaufman

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

During years ended December 31, 2019 and 2018, except for compensation arrangements described elsewhere herein, we did not participate in any transaction, and we are not currently participating in any proposed transaction, or series of transactions, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons had, or will have, a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in the section entitled “Executive Compensation and Other Information”, “Security Ownership of Certain Beneficial Owners and Management”, and in “Nominees for Director”.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceedings against them as to which they could be indemnified. We also maintain an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Director Independence

See “Nominees for Director” above for a discussion regarding the independence of the members of our board of directors.

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 31, 2019 is being delivered with this proxy statement. Any person who was a beneficial owner of our ordinary shares on the record date may request a copy of our Annual Report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting an Annual Report as a stockholder of My Size, Inc. at such date. Requests should be directed in writing to My Size, Inc., 4 Hayarden St., POB 1026, Airport City, Israel, 7010000, Attention: Corporate Secretary or by calling us at +972 3 600 9030, Attention: Corporate Secretary. Our Annual Report, as well as other company reports, are also available on the SEC’s website (www.sec.gov).

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

VOTE ON INTERNET

	Go to	http://www.vstocktransfer.com/proxy
Click on Proxy Voter Login and log-on using the below control number.

CONTROL #

VOTE BY MAIL

* SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999	Mark, sign and date your proxy card and return it in the envelope we have provided.

VOTE BY EMAIL

Mark, sign and date your proxy card and send it to vote@vstocktransfer.com.

VOTE IN PERSON

If you would like to vote in person, please attend the Annual Meeting to be held at the offices of Barnea Jaffa Lande & Co Law Offices, 58 HaRakevet Street, Tel Aviv 6777016, Israel on August 10, 2020, at 10:00 a.m.(local time)

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual Meeting Proxy Card - My Size, Inc.

     DETACH PROXY CARD HERE TO VOTE BY MAIL

(1)	Election of Directors:

☐ FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES’ NAMES BELOW:

01 Ronen Luzon	02 Arik Kaufman	03 Oren Elmaliah	04 Oron Branitzky

(2)	Approval of an amendment to the My Size, Inc. 2017 Equity Incentive Plan (“2017 Plan”) to increase the reservation of common stock for issuance thereunder to 1,450,000 shares from 200,000 shares.

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(3)	To approve, on an advisory basis, the company’s executive compensation.

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(4)	To ratify the appointment of Somekh Chaikin as our independent public accountant for the fiscal year ending December 31, 2020.

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

Date	Signature	Signature, if held jointly

To change the address on your account, please check the box at right and indicate your new address.       ☐

* SPECIMEN *	AC:ACCT9999	90.00

MY SIZE, INC.

Annual Meeting of Stockholders

August 10, 2020

MY SIZE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ronen Luzon and Or Kles, each as proxy, with full power of substitution, to represent and to vote all the shares of common stock of My Size, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on August 10, 2020 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In his discretion, each proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof. This proxy will be voted in accordance with the specifications made, but if no choices are indicated, this proxy will be voted FOR all the proposals listed on the reverse side. The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.

Please check here if you plan to attend the Annual Meeting of Stockholders on August 10, 2020 at 10:00 a.m. (local time) ☐

Please indicate your status by signing Ѵ in the relevant checkbox:

Related Party[1]	Company officeholder	Institutional Investor	None of the above

1 A holder of not less than 5 percent of the outstanding securities.